Exhibit 10.49

CONFIRMATION OF EXTENSION
AND
FIRST AMENDMENT TO CREDIT AGREEMENT

     THIS CONFIRMATION OF EXTENSION AND FIRST AMENDMENT TO CREDIT AGREEMENT (this “Confirmation”) is made and entered into as of the 10th day of November, 2004, by and among

     (i) SAF FUNDING CORPORATION, a Delaware corporation, and its successors and assigns (the “Borrower”);

     (ii) THE FINANCIAL INSTITUTIONS as signatory lender parties hereto and their successors and assigns (collectively, the “Lenders”, with each individually a “Lender”); and

     (iii) KEYBANK NATIONAL ASSOCIATION, a national banking association, in its capacity as Administrative Agent for the Lenders under this Agreement, and its successors and assigns (the “Agent”).

Recitals:

     A. The Borrower, the Lenders, and the Agent are parties to that certain Credit Agreement dated as of November 12, 2003 (the “Credit Agreement”), pursuant to which, inter alia, the Lenders agreed, subject to the terms and conditions thereof, to advance Loans (as this and other capitalized terms used herein and not otherwise defined herein are defined in the Credit Agreement) to the Borrower.

     B. Pursuant to a letter to the Agent dated September 10, 2004, the Borrower has requested an extension of the Commitment Termination Date pursuant to Section 2.19 of the Credit Agreement.

     C. Subject to the terms and conditions of this Confirmation, the Lenders and the Agent agree to such request.

     D. The Commitments of certain of the Lenders have changed by reason of certain assignments among certain of the Lenders.

Agreements:

     NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual agreements hereinafter set forth, the Borrower, the Lenders and the Agent hereby agree as follows:

     1. Confirmation of Extension. The Borrower, the Lenders and the Agent confirm and agree that the Commitment Termination Date is extended to November 9, 2005.

     2. Amendment to Credit Agreement. The Credit Agreement is hereby modified by substituting the amended and restated Schedule 1 attached hereto as Attachment 1 for the existing Schedule 1 to the Credit Agreement.

     3. Effective Date; Conditions Precedent. The extension set forth in Paragraph 1, above, and the amendment set forth in Paragraph 2, above, shall not be effective unless and until the date on which the Borrower has satisfied all of the following conditions precedent (such date of effectiveness being the “Effective Date”):

     A. Officer’s Certificate. On the Effective Date and after giving effect to the extension set forth in Paragraph 1, above, (i) there shall exist no Default or Unmatured Default, and an Authorized Officer of the Borrower shall have delivered to the Agent written confirmation thereof dated as of the Effective Date, and (ii) the representations and warranties of the Borrower under Article V of the Credit Agreement shall have been reaffirmed in writing as of the Effective Date.

     B. Parent Confirmation. The Parent shall have executed and delivered to the Agent an acknowledgment of the extension of the Commitment Termination Date and confirmation of the Parent Pledge Agreement in form and substance reasonably satisfactory to the Agent.

     C. Corporate Authorization. The Borrower shall have delivered to the Agent copies, certified by its Secretary or Assistant Secretary, of its Board of Directors’ resolutions and of resolutions or actions of any other body authorizing the execution and delivery of this Confirmation.

     D. Amendment to Put Agreement; Confirmation of Standby Purchase Agreement. The State Auto Obligors shall have executed and delivered to the Agent an Acknowledgment of Extension and First Amendment to Put Agreement in the form of Attachment 2 hereto and all conditions to its effectiveness shall have been satisfied; and State Auto Financial and the Borrower shall have executed and delivered to the Agent an acknowledgment of the extension of the Commitment Termination Date and confirmation of the Standby Purchase Agreement in form and substance reasonably satisfactory to the Agent.

     E. Up Front Fee. The Borrower shall have paid to the Agent, for the benefit of each Lender, the up front fee to which such Lender is entitled pursuant to the fee letter agreement with KeyBank dated September 9, 2004.

     F. Legal Matters. All legal matters incident to this Confirmation and the consummation of the transactions contemplated hereby shall be reasonably satisfactory to Squire, Sanders & Dempsey L.L.P., Cleveland, Ohio, special counsel to the Agent and the Lenders (the “Special Counsel”).

     G. Other Matters. The Agent and the Lenders shall have received such other certificates, opinions and documents, in form and substance satisfactory to them, as they may reasonably request.

     4. Other Loan Documents. Any reference to the Credit Agreement in the other Loan Documents shall, from and after the Effective Date, be deemed to refer to the Credit Agreement, as extended and amended by this Confirmation.

     5. Confirmation of Agreement. The Borrower hereby affirms all of its obligations to the Lenders and the Agent under the Credit Agreement, the Company Pledge Agreement and the other Loan Documents and that as of the Effective Date there are no claims, defenses or set-offs to the obligations of the Borrower to each of them under the Credit Agreement.

     6. Agent’s Expense. The Borrower agrees to reimburse the Agent promptly for its reasonable costs and expenses incurred in connection with this Confirmation and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of the Special Counsel.

     7. No Other Modifications. Except as expressly provided in this Confirmation, all of the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged and in full force and effect.

     8. Governing Law; Binding Effect. This Confirmation shall be governed by and construed in accordance with the laws of the State of Ohio and shall be binding upon and inure to the benefit of the Borrower, the Lenders and the Agent and their respective successors and assigns.

     9. Counterparts. This Confirmation may be executed in separate counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed a fully executed agreement.

     IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have hereunto set their hands as of the date first above written.

BORROWER

SAF FUNDING CORPORATION

By:	/s/ Jill A. Gordon

Title: Vice President

AGENT

KEYBANK NATIONAL ASSOCIATION, as Agent

By:	/s/ Mary K. Young

Title: Vice President

LENDERS

KEYBANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Mary K. Young

Title: Vice President

[Lender Signatures Continued]

THE HUNTINGTON NATIONAL BANK

By:	/s/ Mark A. Scurci

Title: Vice President

[Lender Signatures Continued]

FIFTH THIRD BANK (CENTRAL OHIO)

By:	/s/ Kristie Nicolosi

Title: Assistant Vice President

[Lender Signatures Continued]

NATIONAL CITY BANK

By:	Michael Kelley

Title	: Vice President

[Lender Signatures Continued]

BANK ONE, NA

By:	/s/ Thomas A. Kiepura, II

Title	: Director

Attachment 1
to
Confirmation of Extension and First Amendment to Credit Agreement
Dated November 10, 2004

SCHEDULE 1

COMMITMENTS

Lender	Commitment
KeyBank National Association	$27,500,000
The Huntington National Bank	$24,000,000
National City Bank	$21,000,000
Fifth Third Bank (Central Ohio)	$17,500,000
Bank One, NA	$10,000,000

Aggregate Commitment	$100,000,000

Attachment 2
to
Confirmation of Extension and First Amendment to Credit Agreement
Dated November 10, 2004

ACKNOWLEDGMENT OF EXTENSION
AND
FIRST AMENDMENT TO PUT AGREEMENT

     THIS ACKNOWLEDGMENT OF EXTENSION AND FIRST AMENDMENT TO PUT AGREEMENT (this “First Amendment”) is made and entered into as of the 10th day of November, 2004, by and among STATE AUTOMOBILE MUTUAL INSURANCE COMPANY, a mutual insurance company duly organized and validly existing under the laws of the State of Ohio (“State Auto Mutual”), STATE AUTO FINANCIAL CORPORATION, a corporation duly organized and validly existing under the laws of the State of Ohio (“State Auto Financial” and, together with State Auto Mutual, the “State Auto Obligors”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, AS AGENT (the “Agent”).

Recitals:

     A. The Agent is the agent on behalf of various “Lenders” under and pursuant to the Credit Agreement (as this and other capitalized terms used herein and not otherwise defined herein are defined in the Put Agreement, defined below).

     B. The State Auto Obligors and the Agent are parties to that certain Put Agreement dated as of November 12, 2003 (the “Put Agreement”), pursuant to which, inter alia, the State Auto Obligors agreed, subject to the terms and conditions thereof, to purchase, as the case may be, from the Lenders Loans (as defined in the Credit Agreement) and other interests under the Credit Agreement or from the Agent the Pledged Stock.

     C. Pursuant to a letter to the Agent dated September 10, 2004, the Borrower has requested an extension of the Commitment Termination Date pursuant to Section 2.19 of the Credit Agreement (the “Extension”).

     D. In connection with the Extension and pursuant to Section 4.20 of the Put Agreement, State Auto Mutual is to deliver to the Agent certain certificates, including a certificate to the effect that the representations and warranties made by the State Auto Obligors in Article III thereof are true and complete with the same force and effect as if made on and as of such date of the Extension; and in order to be able to make such certification in respect of representations and warranties, State Auto Mutual has requested to revise certain of the Schedules to the Put Agreement.

     E. The Borrower, the Agent and the Lenders have this date entered into Confirmation of Extension and First Amendment to Credit Agreement (the “Confirmation”), inter alia, in respect of the Extension, and it is a condition to the effectiveness of the Confirmation that the State Auto Obligors execute and deliver this First Amendment.

Agreements:

     NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual agreements hereinafter set forth, the State Auto Obligors and the Agent hereby agree as follows:

     1. Acknowledgment of Extension. The State Auto Obligors acknowledge and agree that, pursuant to the Confirmation the Commitment Termination Date is extended to November 9, 2005 and agree that the Extension does not impair or release any obligation or liability of the State Auto Obligors under and pursuant to the Put Agreement.

     2. Amendments to Put Agreement. The Put Agreement is hereby modified by:

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     A. substituting the amended and restated Schedules I (Parts A and B), II (Parts A and B), III (Parts A and B) and IV attached hereto as Attachments A, B, C and D, respectively, for the existing Schedules I (Parts A and B), II (Parts A and B), III (Parts A and B) and IV to the Put Agreement; and

     B. amending and restating in its entirety paragraph (a) of Section 4.10 of the Put Agreement to provide as follows:

     (a) Statutory Surplus. State Auto Mutual shall not permit its Statutory Surplus at any time to be less than (a) $989,347,000, at any time prior to the occurrence of a catastrophe giving rise to Loans being outstanding under the Credit Agreement (provided that no Loans are outstanding at such time) and (b) $931,150,000, at any time during the period from and including the date of occurrence of a catastrophe giving rise to Loans being outstanding under the Credit Agreement to but excluding the date all Loans shall have been required to be repaid in full pursuant to the terms of the Credit Agreement. State Auto Mutual shall not permit the Statutory Surplus of State Auto P&C to be less than (a) $337,955,000, at any time prior to the occurrence of a catastrophe giving rise to Loans being outstanding under the Credit Agreement (provided that no Loans are outstanding at such time) and (b) $318,076,000, at any time during the period from and including the date of occurrence of a catastrophe giving rise to Loans being outstanding under the Credit Agreement to but excluding the date all Loans shall have been required to be repaid in full pursuant to the terms of the Credit Agreement.

     3. Effective Date; Conditions Precedent. The modifications to the Put Agreement set forth in Paragraph 2, above, shall not be effective unless and until the date on which the Borrower has satisfied all of the following conditions precedent (such date of effectiveness being the “Effective Date”):

     A. Officer Certificate. On the Effective Date, and after giving effect to the substitution of Schedules provided for above, (i) there shall exist no Put Event (or any event that with notice or lapse of time or both would become a Put Event), and an Authorized Officer of each State Auto Obligor shall have delivered to the Agent written confirmation thereof dated as of the Effective Date, and (ii) the representations and warranties of the State Auto Obligors under Article III of the Put Agreement shall have been reaffirmed in writing as of the Effective Date.

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     B. Corporate Authorization. Each of the State Auto Obligors shall have delivered to the Agent copies, certified by its Secretary or Assistant Secretary, of its Board of Directors’ resolutions and of resolutions or actions of any other body authorizing the execution and delivery of this First Amendment.

     4. Confirmation of Agreement. Each of the State Auto Obligors hereby affirms all of its obligations to the Agent and the Lenders under the Put Agreement and that as of the Effective Date there are no claims, defenses or set-offs to the obligations of either of the State Auto Obligors under the Put Agreement.

     5. Agent’s Expense. The State Auto Obligors agree to reimburse the Agent promptly for its reasonable costs and expenses incurred in connection with this First Amendment and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of the Special Counsel.

     6. No Other Modifications. Except as expressly provided in this First Amendment, all of the terms and conditions of the Put Agreement remain unchanged and in full force and effect.

     7. Governing Law; Binding Effect. This First Amendment shall be governed by and construed in accordance with the laws of the State of Ohio and shall be binding upon and inure to the benefit of the State Auto Obligors, the Agent and their respective successors and assigns.

     8. Counterparts. This First Amendment may be executed in separate counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed a fully executed agreement.

[No additional provisions are on this page; the next page is the signature page.]

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     IN WITNESS WHEREOF, the State Auto Obligors and the Agent have hereunto set their hands as of the date first above written.

STATE AUTO OBLIGORS

STATE AUTOMOBILE MUTUAL INSURANCE COMPANY

By:	/s/ Steven J. Johnston

Title: Treasurer and Chief Financial Officer

STATE AUTO FINANCIAL CORPORATION

By:	/s/ Robert H. Moone

Title: President and Chief Executive Officer

AGENT

KEYBANK NATIONAL ASSOCIATION, AS AGENT

By:	/s/ Mary K. Young

Title: Vice President

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